UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934


       Date of Event Requiring Report: November 30, 1998


                    NUGGET EXPLORATION, INC.
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    (Exact Name of Registrant as Specified in its Charter)


         0-10201                          83-0250943
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(Commission File Number)                (IRS Employer
                                    Identification Number)


                             NEVADA
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(State or Other Jurisdiction of Incorporation or Organization)



        815 SOUTH DURBIN STREET, CASPER, WYOMING 82601
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           (Address of Principal Executive Offices)


                         (307) 234-2895
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     (Registrant's Telephone Number, Including Area Code)

Item 6.   Resignations of Registrant's Directors
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     On November 30, 1998, the board of directors of Nugget
Exploration, Inc. (the "Company") consisting of Mary MacGuire,
Tyson Schiff and Richard E. Houraney, appointed Mr. Brian Ortega to the Company's board of directors.

     Brian Ortega                       Age 26
     1135 S. 900 W.
     Salt Lake City, UT  84104

     Brian Ortega is currently serving as an account specialist at Culver Staffing in Salt Lake City, Utah where he has been employed since December 1997. Prior to this, Mr. Ortega was employed as an account manager for Matrixx Marketing - a Salt Lake based telemarketing and fulfillment center - since June 1990. Mr. Ortega earned his Associates Degree in Business Management from the Salt Lake Community College in Salt Lake City, Utah. Mr. Ortega is not currently, nor has been in the past, an officer or director of any other reporting issuer.

     On the same date as the appointment of Mr. Ortega, the board of directors appointed Tyson Schiff as the Company's President.

     Immediately after these appointments, but on the same date, Ms. Mary MacGuire resigned from her position as a director of the Company and as President and Treasurer of the Company.

     Ms. MacGuire did not wish to participate in the Company's decisions with regards to any reorganization, merger, acquisition or recapitalization, but still wishes to assist the Company with the liquidation of its existing assets and settlement of certain debts owed by the Company.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 2, 1998            NUGGET EXPLORATION, INC.

                                     Tyson Schiff
                                   ----------------------------
                                   By: Tyson Schiff, President